EXHIBIT 99.2


                                 FORM OF PROXY

                               [FORT HOWARD LOGO]

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 1997


The undersigned hereby appoints Michael T. Riordan, Kathleen J. Hempel and James
W. Nellen II, or any of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Fort Howard Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, August 12, 1997, at 11:00 a.m., local time, at the Metropolitan Club, Sears Tower, 66th Floor, 233 South Wacker Drive, Chicago, Illinois, and at any adjournments thereof. The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposal set forth in the Joint Proxy Statement/Prospectus with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting of Stockholders and any adjournment thereof.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU OTHERWISE INDICATE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF
THE MERGER AGREEMENT WITH JAMES RIVER CORPORATION OF VIRGINIA AS SET FORTH IN PROPOSAL NO. 1 NOTED ON THE REVERSE SIDE HEREOF AT THE SPECIAL MEETING OF STOCKHOLDERS AND AT ANY ADJOURNMENT THEREOF. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN THIS CARD.

                               (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

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                              FOLD AND DETACH HERE




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This proxy, when properly executed,  will be voted as directed.  If no direction is given, shares of Common Stock will be voted "FOR" the proposal set forth below.

                                                PLEASE MARK YOUR
                                                CHOICE LIKE THIS [X] IN
                                                DARK INK AND SIGN AND
                                                DATE BELOW


The Board of Directors recommends a vote "FOR" the proposal set forth below.

1.  Approval of the Merger Agreement with James River Corporation of Virginia.

         FOR                        AGAINST                   ABSTAIN

         [ ]                          [ ]                       [ ]

                                           Please indicate whether you will be
                                           attending the Special Meeting in
                                           person:

                                             Will Attend      Will Not Attend

                                                 [ ]               [ ]


                                    SIGNATURE(S)
                                                 ------------------------------

                                    -------------------------------------------
                                    DATED:
                                           ------------------------------------
                                   IMPORTANT:    Please sign  exactly as name(s)
                                                 appear  hereon.   Joint  Owners
                                                 should each sign.  When signing
                                                 as   executor,   administrator,
                                                 trustee, guardian,  attorney or
                                                 corporate officer,  please give
                                                 full title.